UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 7, 2022

NURIX THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39398	27-0838048
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1700 Owens Street, Suite 205 San Francisco, California		94158
(Address of Principal Executive Offices)		(Zip Code)

(415) 660-5320

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NRIX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 7, 2022, Nurix Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “July 7 Purchase Agreement”) with a purchaser pursuant to which the Company agreed to issue and sell in a registered direct offering (the “July 7 Offering”) pre-funded warrants (the “July 7 Pre-funded Warrants”) to purchase up to 3,945,480 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at an offering price of $13.939 per July 7 Pre-funded Warrant.

On July 8, 2022, the Company entered into a Securities Purchase Agreement (the “July 8 Purchase Agreement” and together with the July 7 Purchase Agreement, the “Purchase Agreements”) with a purchaser pursuant to which the Company agreed to issue and sell in a registered direct offering (the “July 8 Offering” and together with the July 7 Offering, the “Offerings”) pre-funded warrants (the “July 8 Pre-funded Warrants” and together with the July 7 Pre-funded Warrants, the “Pre-funded Warrants”) to purchase up to 2,869,440 shares of Common Stock at an offering price of $13.939 per July 8 Pre-funded Warrant. The Purchase Agreements contain customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions. The Offerings are being made pursuant to an automatic shelf registration statement (No. 333-258448) on Form S-3, which was filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 4, 2021, and related prospectus supplements.

The Pre-funded Warrants are immediately exercisable, have an exercise price of $0.001 and may be exercised at any time after the date of issuance. A holder of Pre-funded Warrants may not exercise the warrant if the holder, together with its affiliates, would beneficially own more than 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such exercise. A holder of Pre-funded Warrants may increase or decrease this percentage not in excess of 19.99% by providing at least 61 days’ prior notice to the Company.

The Company expects that the aggregate gross proceeds from the Offerings will be approximately $95.0 million, prior to deducting estimated offering expenses. The Company intends to use the net proceeds from the Offerings, together with existing cash, cash equivalents and investments, to fund clinical trials, manufacturing and process development, research, working capital, capital expenditures and other general corporate purposes. The Company expects the Offerings to close on July 11, 2022, in each instance, subject to customary closing conditions.

The form of Securities Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The form of Pre-funded Warrant is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing descriptions of the terms of the Purchase Agreements and form of Pre-funded Warrant do not purport to be complete descriptions of the rights and obligations thereunder and are qualified in their entirety by reference to such exhibits. A copy of the opinion of Fenwick & West LLP, relating to the validity of the Pre-funded Warrants in connection with the Offerings, is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On July 7, 2022, the Company issued a press release announcing the July 7 Offering, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference. On July 8, 2022, the Company issued a press release announcing the July 8 Offering, a copy of which is attached hereto as Exhibit 99.2 and is incorporated by reference.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements contained herein that do not describe historical facts, including, but not limited to, statements regarding the Company’s ability to complete the Offerings, the anticipated use of proceeds of the Offerings and the timing of the closings of the Offerings, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties related to market conditions and the satisfaction of closing conditions related to the Offerings, as well as those risks and uncertainties identified in the Company’s filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended May 31, 2022, filed with the SEC on July 7, 2022, the prospectus supplements related to the Offerings, and subsequent filings with the SEC. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Pre-funded Warrant

5.1	Opinion of Fenwick & West LLP

10.1	Form of Securities Purchase Agreement

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1)

99.1	Press Release dated July 7, 2022

99.2	Press Release dated July 8, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NURIX THERAPEUTICS, INC.

Date: July 8, 2022	By:	/s/ Christine Ring
Christine Ring, Ph.D., J.D.
General Counsel and Secretary